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                                                                      EXHIBIT 21

                            SIGNIFICANT SUBSIDIARIES

SUBSIDIARY NAME                                               JURISDICTION
---------------                                               ------------
Nabors Corporate Services, Inc. ............................  Delaware
Nabors Drilling USA, Inc. ..................................  Delaware
Nabors Holding Company......................................  Delaware
Pool Company................................................  Delaware
Pool Well Services Co. .....................................  Delaware
Serendipity Investments, Ltd. ..............................  Delaware
Yellow Deer Investments Corp. ..............................  Nevada